005 Global Equity Attachment
04/30/2003 Semi-annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1    (000s omitted)
Class A		6,750
Class B		  --
Class C		  --

72DD1    (000s omitted)
Class M		--
Class R		--
Class Y		620

73A1
Class A		0.017
Class B		--
Class C		--

73A2
Class M		--
Class R		--
Class Y		0.033

74U1	(000s omitted)
Class A		369,458
Class B		  94,929
Class C		    7,458

74U2	(000s omitted)
Class M		   7,068
Class R		      --
Class Y		 11,198

74V1
Class A		6.07
Class B		5.58
Class C		5.87

74V2
Class M		5.88
Class R		6.07
Class Y		6.24